Exhibit 99.1

Finjan Receives Three Decisively Favorable Final Written PTAB Decisions
Bringing the Total to Six Final Written PTAB Decisions

EAST PALO ALTO, CA – 03/21/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. ("Finjan") announced that on March 16 and 17, 2017, the Patent Trial and Appeal Board (“PTAB”) for the United States Patent & Trademark Office (“USPTO”) ruled against Palo Alto Networks, Inc. (“PANW”) petitions for three Inter Partes Reviews (“IPRs”). Case No. IPR2015-01974 challenged Finjan’s U.S. Patent 7,647,633 and Case Nos. IPR2015-02001 and IPR2016-00157 challenged Finjan’s U.S. Patent 8,225,408. Blue Coat Systems, Inc. (“Blue Coat”) joined all three of these petitions so these PTAB decisions apply to its challenges as well.

In IPR2015-01974, the PTAB instituted a review on only two of the twelve challenged claims against the ‘633 Patent and, as a whole, found all challenged claims valid and patentable. In IPR2015-02001 and IPR2016-00157, the PTAB consolidated the petitions and instituted a review on twenty claims of the ‘408 Patent and, once again, found all challenged claims to be both valid and patentable.

Summary of IPRs Instituted

Patent and Case Number	Petitioner	Decision
U.S. Patent No. 8,141,154 IPR-2015-01892	PANW joined by Symantec	Not unpatentable (no changes)
U.S. Patent No. 8,141,154 IPR2016-00151	PANW joined by Symantec	Not unpatentable (no changes)
U.S. Patent No. 8,677,494 IPR2015-01892	Symantec joined by Blue Coat	Partially Denied/Partially Granted (1 method claim unpatentable)
US Patent No. 7,647,633 IPR2015-01974	PANW joined by Blue Coat	Not unpatentable (no changes)
US Patent No. 8,225,408 IPR2015-02001	PANW joined by Blue Coat	Not unpatentable (no changes)
US Patent No. 8,225,408 IPR2016-00157	PANW joined by Blue Coat	Not unpatentable (no changes)
US Patent No. 8,677,494 IPR2016-00159	PANW joined by Blue Coat	Pending

Finjan has pending district court actions or appeals against Palo Alto Networks, Inc., Symantec Corporation, Blue Coat Systems, Inc., FireEye, Inc., Sophos, Inc., ESET and its affiliates, Cisco Systems, Inc., and Avast Software, relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan \ Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com